Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

Date: July 29, 2025

Atlas Venture Fund X, L.P.

By:	Atlas Venture Associates X, L.P., its general partner
By:	Atlas Venture Associates X, LLC, its general partner

By: /s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

Atlas Venture Associates X, L.P.

By:	Atlas Venture Associates X, LLC, its general partner

By: /s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

Atlas Venture Associates X, LLC

By: /s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

Atlas Venture Fund XI, L.P.

By:	Atlas Venture Associates XI, L.P., its general partner
By:	Atlas Venture Associates XI, LLC, its general partner

By: /s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

Atlas Venture Associates XI, L.P.

By:	Atlas Venture Associates XI, LLC, its general partner

By: /s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

Atlas Venture Associates XI, LLC

By: /s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

Atlas Venture Opportunity Fund I, L.P.

By:	Atlas Venture Associates Opportunity I, L.P., its general partner
By:	Atlas Venture Associates Opportunity I, LLC, its general partner

By: /s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

Atlas Venture Associates Opportunity I, L.P.

By:	Atlas Venture Associates Opportunity I, LLC, its general partner

By: /s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

Atlas Venture Associates Opportunity I, LLC

By: /s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer